Exhibit 99.1

PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES FOURTH QUARTER RESULTS

Fort Lauderdale, Florida
February 18, 2010

FOR IMMEDIATE RELEASE — SEACOR Holdings Inc. (NYSE:CKH) today announced its results for the fourth quarter of 2009. Net income attributable to SEACOR Holdings Inc. for the quarter ended December 31, 2009 was $22.2 million, or $1.04 per diluted share, on operating revenues of $476.5 million.

During the fourth quarter, the Company called and settled all of its outstanding 2.875% Convertible Senior Debentures due 2024 resulting in a debt extinguishment loss of $6.1 million, net of tax, or $0.26 per diluted share (see Stock Repurchases and Convertible Debt Settlements below).

For the preceding quarter ended September 30, 2009, net income attributable to SEACOR Holdings Inc. was $26.3 million, or $1.23 per diluted share, on operating revenues of $446.1 million. Comparison of results for the quarter ended December 31, 2009 with the preceding quarter ended September 30, 2009 is included in the discussion below.

For the twelve months ended December 31, 2009, net income attributable to SEACOR Holdings Inc. was $143.8 million, or $6.57 per diluted share, on operating revenues of $1,711.3 million.

For the quarter ended December 31, 2008, net income attributable to SEACOR Holdings Inc. was $70.5 million, or $3.11 per diluted share, on operating revenues of $454.9 million. For the twelve months ended December 31, 2008, net income attributable to SEACOR Holdings Inc. was $218.5 million, or $9.25 per diluted share, on operating revenues of $1,656.0 million. Previously reported 2008 results were retrospectively adjusted to reflect the adoption of new accounting rules established by the Financial Accounting Standards Board (“FASB”) related to the Company’s convertible debt (see Convertible Debt below).

Highlights for the Quarter

Offshore Marine Services - Operating income in the fourth quarter was $26.3 million on operating revenues of $121.2 million compared with operating income of $30.0 million on operating revenues of $129.8 million in the preceding quarter. Fourth quarter results included $3.8 million in gains on asset dispositions compared with $3.9 million in gains in the preceding quarter. Excluding the impact of gains on asset dispositions, operating income was $3.7 million lower in the fourth quarter.

Overall operating revenues were $8.6 million lower in the fourth quarter primarily due to reductions in third party brokered vessel activity, bareboat charter revenues and revenues from other marine services.  Time charter revenues were $3.9 million higher in the U.S. Gulf of Mexico, primarily due to an increase in rig moving activity, but were $3.7 million lower in all other geographic regions, primarily due to lower utilization.  As of December 31, 2009, the Company had 19 vessels cold-stacked in the U.S. Gulf of Mexico compared with 26 as of September 30, 2009.  During the fourth quarter, six additional vessels were cold-stacked, eleven vessels were returned to leasing companies at the conclusion of their lease terms, and two vessels were returned to service.  As of December 31, 2009, $14.9 million of vessel charter hire billed to three customers has been deferred due to uncertainty of collection.  The Company's policy is to recognize the deferred amounts as operating revenues if and when collection is reasonably assured.  Overall operating expenses were $4.8 million lower in the fourth quarter primarily due to decreased regulatory drydocking and maintenance costs and reduced vessel brokerage activity.

The number of days available for charter in the fourth quarter decreased by 342, or 2.5%. Overall utilization increased from 67.4% to 68.0% and overall average day rates, based on time charter revenues recognized, increased by 1.8% from $11,880 per day to $12,093 per day.

Marine Transportation Services - Operating income in the fourth quarter was $0.9 million on operating revenues of $20.5 million compared with operating income of $1.4 million on operating revenues of $21.7 million in the preceding quarter. The decrease in operating income was primarily due to the temporary lay-up of one of the Company’s tankers for the entire fourth quarter and a lower margin contract for one tanker trading in the spot market.

Inland River Services - Operating income in the fourth quarter was $15.9 million on operating revenues of $53.6 million compared with operating income of $7.8 million on operating revenues of $34.3 million in the preceding quarter. Fourth quarter results included $1.2 million in gains on asset dispositions compared with $0.8 million in gains in the preceding quarter.

Excluding the impact of gains on asset dispositions, operating income was $7.7 million higher in the fourth quarter, primarily due to higher freight rates and increased freight loadings as a result of seasonal harvest activity.

Aviation Services - Operating income in the fourth quarter was $8.1 million on operating revenues of $54.3 million compared with operating income of $10.3 million on operating revenues of $64.3 million in the preceding quarter. Fourth quarter results include $0.3 million in net gains on asset dispositions and impairments compared with $1.1 million of gains in the preceding quarter.

Excluding the impact of asset dispositions and impairments, operating income was $1.5 million lower in the fourth quarter, primarily due to a reduction in contract activity to support drilling in the U.S. Gulf of Mexico and the end of seasonal activity in Alaska.  The impact of these factors was partially offset by the receipt of insurance proceeds related to damages sustained in hurricanes Gustav and Ike.

Environmental Services - Operating income in the fourth quarter was $3.5 million on operating revenues of $44.5 million compared with operating income of $2.7 million on operating revenues of $33.8 million in the preceding quarter. The improvement in operating income was primarily due to increased emergency response services activities, partially offset by reduced remediation services activities.

Commodity Trading and Logistics - Commodity Trading and Logistics reported a segment loss in the fourth quarter of $0.4 million on operating revenues of $171.4 million compared with a segment loss of $2.0 million on operating revenues of $150.9 million in the preceding quarter.

Harbor and Offshore Towing Services - Operating income in the fourth quarter was $0.1 million on operating revenues of $16.2 million compared with operating income of $2.0 million on operating revenues of $15.6 million in the preceding quarter. The reduction in operating income was primarily due to higher regulatory docking, repair and fuel costs.

Debt Extinguishment - During the fourth quarter, the Company recorded losses of $9.7 million, primarily on the call and settlement of $246.2 million, in principal amount, of its 2.875% Convertible Debentures.

Marketable Securities - Marketable security gains were $9.3 million in the fourth quarter compared with gains of $6.9 million in the preceding quarter.

Income Taxes – During the fourth quarter, the Company's effective income tax rate was 44.9%, primarily due to increased deferred tax liabilities resulting from higher state income tax apportionment factors and the timing of non-deductible compensation payments.

Capital Commitments - The Company's unfunded capital commitments as of December 31, 2009 consisted primarily of offshore support vessels, helicopters and inland river dry cargo barges and totaled $96.2 million, of which $88.3 million is payable during 2010 and the balance payable in 2011.  Of the total unfunded capital commitments, $0.8 million may be terminated without further liability. As of December 31, 2009, the Company held balances of cash, cash equivalents, restricted cash, marketable securities, construction reserve funds and title XI reserve funds totaling $857.8 million.

Convertible Debt - Effective January 1, 2009, the Company adopted new accounting rules established by the FASB related to its convertible debt that requires the Company to account separately for the liability and equity components in a manner that reflects the Company’s non-convertible debt borrowing rate. The resulting debt discount is amortized over the period the debt is expected to be outstanding as additional non-cash interest expense. Upon adoption of the new accounting rules, the Company recorded the impact on a retrospective basis for all periods presented and adjusted previously reported equity as of December 31, 2008 by increasing additional paid-in capital $33.9 million and reducing retained earnings $18.9 million.  Previously reported diluted earnings per common share remained unchanged.

Stock Repurchases and Convertible Debt Settlements - During the fourth quarter, the Company called and settled all of its outstanding 2.875% Convertible Senior Debentures due 2024, as noted above.  Holders of $213.5 million, in principal amount, elected to convert their debentures pursuant to a conversion right and the Company elected to settle this conversion by issuing 2,918,977 shares of common stock and a nominal cash payment for fractional shares.  The remaining $32.7 million, in principal amount, was redeemed in cash at a redemption price of 100.82% of the principal amount, or $33.0 million.  In addition, during the fourth quarter, the Company purchased 606,576 shares of its common stock at an average price of $75.55 per share. At the end of the quarter, 22,504,441 shares of SEACOR's common stock were outstanding on a fully diluted basis (basic shares of 22,274,820 plus 229,621 shares for dilutive share awards) compared with 23,506,689 shares at the end of the preceding quarter (basic shares of 19,888,216 plus 252,468 shares for dilutive share awards plus 3,366,005 shares that had been reserved for issuance pursuant to the Company’s Convertible Debentures).

* * * * *

SEACOR is a global provider of equipment and services primarily supporting the offshore oil and gas and marine transportation industries.  SEACOR offers customers a diversified suite of services including offshore marine, marine transportation, inland river, aviation, environmental, commodity trading and logistics and offshore and harbor towing.  SEACOR is focused on providing highly responsive local service combined with the highest safety standards, innovative technology, modern, efficient equipment and dedicated professional employees.

This release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the unprecedented decline in valuations in the global financial markets and illiquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, loss of U.S. coastwise endorsement for the Seabulk Trader and Seabulk Challenge, retrofitted double-hull tankers, if the Company is unsuccessful in litigation instructing the U.S. Coast Guard to revoke their coastwise charters, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services, Marine Transportation Services and Aviation Services, decreased demand for Marine Transportation Services and Harbor and Offshore Towing Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations, the dependence of Offshore Marine Services, Marine Transportation Services and Aviation Services on several customers, consolidation of the Company's customer base, the ongoing need to replace aging vessels and aircraft, industry fleet capacity, restrictions imposed by the Shipping Acts and Aviation Acts on the amount of foreign ownership of the Company's Common Stock, increased competition if the Jones Act is repealed, operational risks of Offshore Marine Services, Marine Transportation Services, Harbor and Offshore Towing Services and Aviation Services, effects of adverse weather conditions and seasonality, future phase-out of Marine Transportation Services' double-bottom tanker, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and Environmental Services' ability to comply with such regulation and other governmental regulation, changes in National Response Corporations' Oil Spill Removal Organization classification, liability in connection with providing spill response services, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in Inland River Services' operations, sudden and unexpected changes in commodity prices, futures and options, global weather conditions, political instability, changes in currency exchanges rates, and product availability in Commodity Trading and Logistics activities, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company and various other matters and factors, many of which are beyond the Company's control. In addition, these statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995. It is not possible to predict or identify all such factors. Consequently, the following should not be considered a complete discussion of all potential risks or uncertainties. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect the Company's businesses, particularly those mentioned under "Forward-Looking Statements" in Item 7 on the Company's Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which are incorporated by reference.

For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Operating Revenues	$476,510	$454,926	$1,711,338	$1,655,956

Costs and Expenses:
Operating	352,951	291,898	1,185,096	1,071,116
Administrative and general	41,332	49,291	161,998	174,878
Depreciation and amortization	40,728	41,300	160,092	156,426
	435,011	382,489	1,507,186	1,402,420

Gains on Asset Dispositions and Impairments, Net	5,147	37,899	27,675	89,153

Operating Income	46,646	110,336	231,827	342,689

Other Income (Expense):
Interest income	2,056	2,610	4,466	19,788
Interest expense	(16,364)	(15,291)	(59,043)	(59,816)
Debt extinguishment gains (losses), net	(9,659)	6,266	(5,587)	6,265
Marketable security gains (losses), net	9,263	(544)	24,059	30,105
Derivative gains (losses), net	1,257	(4,512)	10,961	(13,588)
Foreign currency gains (losses), net	1,521	(4,368)	8,087	(7,837)
Other, net	112	83	244	320
	(11,814)	(15,756)	(16,813)	(24,763)
Income Before Income Tax Expense and Equity In Earnings of 50% or Less Owned Companies	34,832	94,580	215,014	317,926
Income Tax Expense	15,626	28,000	82,492	110,572
Income Before Equity in Earnings of 50% or Less Owned Companies	19,206	66,580	132,522	207,354
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	3,223	4,015	12,581	12,069
Net Income	22,429	70,595	145,103	219,423
Net Income attributable to Noncontrolling Interests in Subsidiaries	203	124	1,293	880
Net Income attributable to SEACOR Holdings Inc.	$22,226	$70,471	$143,810	$218,543

Basic Earnings Per Common Share of SEACOR Holdings Inc.	$1.09	$3.58	$7.21	$10.46

Diluted Earnings Per Common Share of SEACOR Holdings Inc.	$1.04	$3.11	$6.57	$9.25

Weighted Average Common Shares Outstanding:
Basic	20,323,967	19,704,365	19,950,702	20,893,390
Diluted	23,417,449	23,470,605	23,388,168	24,699,181

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data, unaudited)

	Three Months Ended
	Dec. 31, 2009	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008

Operating Revenues	$476,510	$446,079	$389,233	$399,516	$454,926

Costs and Expenses:
Operating	352,951	327,602	256,131	248,412	291,898
Administrative and general	41,332	41,926	40,058	38,682	49,291
Depreciation and amortization	40,728	40,272	39,828	39,264	41,300
	435,011	409,800	336,017	326,358	382,489

Gains (Losses) on Asset Dispositions and Impairments, Net	5,147	5,783	(15)	16,760	37,899

Operating Income	46,646	42,062	53,201	89,918	110,336

Other Income (Expense):
Interest income	2,056	789	578	1,043	2,610
Interest expense	(16,364)	(14,267)	(14,075)	(14,337)	(15,291)
Debt extinguishment gains (losses), net	(9,659)	2,787	(78)	1,363	6,266
Marketable security gains (losses), net	9,263	6,948	11,829	(3,981)	(544)
Derivative gains (losses), net	1,257	2,328	3,765	3,611	(4,512)
Foreign currency gains (losses), net	1,521	(939)	6,847	658	(4,368)
Other, net	112	(57)	(1)	190	83
	(11,814)	(2,411)	8,865	(11,453)	(15,756)
Income Before Income Tax Expense and Equity In Earnings of 50% or Less Owned Companies	34,832	39,651	62,066	78,465	94,580
Income Tax Expense	15,626	15,751	22,916	28,199	28,000
Income Before Equity in Earnings of 50% or Less Owned Companies	19,206	23,900	39,150	50,266	66,580
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	3,223	2,340	3,491	3,527	4,015
Net Income	22,429	26,240	42,641	53,793	70,595
Net Income (Loss) attributable to Noncontrolling Interests in Subsidiaries	203	(42)	333	799	124
Net Income attributable to SEACOR Holdings Inc.	$22,226	$26,282	$42,308	$52,994	$70,471

Basic Earnings Per Common Share of SEACOR Holdings Inc.	$1.09	$1.32	$2.13	$2.68	$3.58

Diluted Earnings Per Common Share of SEACOR Holdings Inc.	$1.04	$1.23	$1.91	$2.36	$3.11

Weighted Average Common Shares of Outstanding:
Basic	20,324	19,867	19,845	19,762	19,704
Diluted	23,417	23,458	23,528	23,507	23,471
Common Shares Outstanding at Period End	22,613	20,230	20,201	20,191	20,018

SEACOR HOLDINGS INC.
SEGMENT PROFIT (LOSS) BY LINE OF BUSINESS
(in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2009	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008

Offshore Marine Services
Operating Revenues	$121,203	$129,839	$146,466	$164,783	$185,956
Costs and Expenses:
Operating	72,205	76,982	81,609	78,839	93,443
Administrative and general	12,770	13,128	10,935	10,198	15,344
Depreciation and amortization	13,770	13,608	13,802	13,689	14,146
	98,745	103,718	106,346	102,726	122,933

Gains on Asset Dispositions and Impairments, Net	3,831	3,852	361	14,446	34,200
Operating Income	26,289	29,973	40,481	76,503	97,223
Other Income (Expense):
Derivative losses, net	(157)	—	(18)	—	—
Foreign currency gains (losses), net	1,781	(1,174)	479	1,365	369
Other, net	—	14	(4)	172	(13)
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	1,774	2,322	3,380	2,391	2,967
Segment Profit	$29,687	$31,135	$44,318	$80,431	$100,546

Marine Transportation Services
Operating Revenues	$20,497	$21,737	$24,095	$26,537	$28,776
Costs and Expenses:
Operating	10,585	11,420	11,792	16,771	16,874
Administrative and general	1,043	953	942	1,184	1,771
Depreciation and amortization	8,005	8,003	7,999	7,999	7,997
	19,633	20,376	20,733	25,954	26,642
Operating Income	864	1,361	3,362	583	2,134
Other Income (Expense):
Foreign currency gains (losses), net	1	7	25	(34)	46
Segment Profit	$865	$1,368	$3,387	$549	$2,180

Inland River Services
Operating Revenues	$53,607	$34,314	$30,163	$37,014	$44,038
Costs and Expenses:
Operating	32,052	20,144	17,839	19,409	21,304
Administrative and general	2,137	2,443	2,048	2,136	2,048
Depreciation and amortization	4,756	4,785	4,950	4,866	4,440
	38,945	27,372	24,837	26,411	27,792

Gains on Asset Dispositions	1,236	813	396	2,261	4,138
Operating Income	15,898	7,755	5,722	12,864	20,384
Other Income (Expense):
Other, net	—	—	—	—	14
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	1,868	140	702	1,172	1,352
Segment Profit	$17,766	$7,895	$6,424	$14,036	$21,750

SEACOR HOLDINGS INC.
SEGMENT PROFIT (LOSS) BY LINE OF BUSINESS (continued)
(in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2009	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008

Aviation Services
Operating Revenues	$54,323	$64,259	$57,700	$59,385	$57,557
Costs and Expenses:
Operating	30,667	39,659	37,312	40,317	44,931
Administrative and general	5,972	5,624	5,649	4,151	5,432
Depreciation and amortization	9,876	9,706	9,070	8,706	10,379
	46,515	54,989	52,031	53,174	60,742

Gains (Losses) on Asset Dispositions and Impairments, Net	313	1,062	(1,104)	45	(26)
Operating Income (Loss)	8,121	10,332	4,565	6,256	(3,211)
Other Income (Expense):
Derivative gains (losses), net	33	(80)	(78)	391	(1,078)
Foreign currency gains (losses), net	(223)	296	937	429	193
Other, net	—	—	—	—	(1)
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(297)	(186)	270	(274)	(774)
Segment Profit (Loss)	$7,634	$10,362	$5,694	$6,802	$(4,871)

Environmental Services
Operating Revenues	$44,531	$33,827	$33,175	$34,234	$45,360
Costs and Expenses:
Operating	32,822	23,206	23,656	24,077	30,253
Administrative and general	6,155	6,090	5,966	7,241	7,471
Depreciation and amortization	1,811	1,846	1,739	1,754	2,161
	40,788	31,142	31,361	33,072	39,885

Gains (Losses) on Asset Dispositions	(208)	(1)	4	8	5
Operating Income	3,535	2,684	1,818	1,170	5,480
Other Income (Expense):
Foreign currency gains (losses), net	(11)	—	53	(33)	179
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	90	34	15	86	106
Segment Profit	$3,614	$2,718	$1,886	$1,223	$5,765

Commodity Trading and Logistics
Operating Revenues	$171,354	$150,866	$85,852	$64,503	$79,881
Costs and Expenses:
Operating	168,694	150,983	79,165	61,871	78,425
Administrative and general	3,632	3,705	3,468	1,839	5,231
Depreciation and amortization	20	7	2	—	—
	172,346	154,695	82,635	63,710	83,656
Operating Income (Loss)	(992)	(3,829)	3,217	793	(3,775)
Other Income (Expense):
Derivative gains (losses), net	802	1,689	588	949	(15)
Foreign currency gains (losses), net	49	177	289	(17)	61
Other, net	(1)	—	26	—	3
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(282)	—	32	155	96
Segment Profit (Loss)	$(424)	$(1,963)	$4,152	$1,880	$(3,630)

SEACOR HOLDINGS INC.
SEGMENT PROFIT (LOSS) BY LINE OF BUSINESS (continued)
(in thousands, unaudited)

	Three Months Ended
	Dec. 31, 2009	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008

Harbor and Offshore Towing Services
Operating Revenues	$16,153	$15,574	$16,241	$16,346	$16,792
Costs and Expenses:
Operating	11,110	9,544	9,214	10,704	9,812
Administrative and general	2,698	2,035	2,228	2,020	2,654
Depreciation and amortization	2,197	2,049	1,973	1,952	1,940
	16,005	13,628	13,415	14,676	14,406

Gains (Losses) on Asset Dispositions	(25)	58	330	—	(5)
Operating Income	123	2,004	3,156	1,670	2,381
Other Income (Expense):
Foreign currency gains (losses), net	(2)	12	128	—	6
Segment Profit	$121	$2,016	$3,284	$1,670	$2,387

Other
Operating Revenues	$40	$—	$—	$—	$—
Costs and Expenses:
Operating	—	—	—	—	—
Administrative and general	513	343	379	206	122
Depreciation and amortization	1	—	—	—	—
	514	343	379	206	122

Losses on Asset Dispositions	—	—	—	—	(16)
Operating Loss	(474)	(343)	(379)	(206)	(138)
Other Income (Expense):
Foreign currency gains (losses), net	(3)	(2)	—	3	(1)
Other, net	—	(1)	—	(53)	1
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	70	30	(908)	(3)	268
Segment Profit (Loss)	$(407)	$(316)	$(1,287)	$(259)	$130

Corporate and Eliminations
Operating Revenues	$(5,198)	$(4,337)	$(4,459)	$(3,286)	$(3,434)
Costs and Expenses:
Operating	(5,184)	(4,336)	(4,456)	(3,576)	(3,144)
Administrative and general	6,412	7,605	8,443	9,707	9,218
Depreciation and amortization	292	268	293	298	237
	1,520	3,537	4,280	6,429	6,311

Losses on Asset Dispositions and Impairments, Net	—	(1)	(2)	—	(397)
Operating Loss	$(6,718)	$(7,875)	$(8,741)	$(9,715)	$(10,142)
Other Income (Expense):
Derivative gains (losses), net	$579	$719	$3,273	$2,271	$(3,419)
Foreign currency gains (losses), net	(71)	(255)	4,936	(1,055)	(5,221)
Other, net	113	(70)	(23)	71	79

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	Dec. 31, 2009	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$465,904	$620,045	$415,626	$376,720	$275,442
Restricted cash	34,014	29,353	20,838	23,984	20,787
Marketable securities	68,139	52,897	47,305	50,785	53,817
Receivables:
Trade, net of allowance for doubtful accounts	301,143	266,537	251,111	262,170	277,350
Other	78,689	74,378	60,373	41,515	40,141
Inventories	76,949	52,502	68,082	62,065	66,278
Deferred income taxes	3,354	5,164	5,164	5,164	5,164
Prepaid expenses and other	15,725	21,121	14,734	11,286	10,499
Total current assets	1,043,917	1,121,997	883,233	833,689	749,478
Property and Equipment	2,833,011	2,794,067	2,801,446	2,761,837	2,741,322
Accumulated depreciation	(754,263)	(718,749)	(692,084)	(649,971)	(601,806)
Net property and equipment	2,078,748	2,075,318	2,109,362	2,111,866	2,139,516
Investments, at Equity, and Receivables from 50% or Less Owned Companies	186,814	166,878	150,862	158,066	150,062
Construction Reserve Funds & Title XI Reserve Funds	289,750	290,871	265,586	297,681	305,757
Goodwill	54,571	53,990	53,581	52,919	51,496
Intangible Assets	23,554	24,762	26,018	27,230	28,478
Other Assets, net of allowance for doubtful accounts	46,265	49,920	48,053	36,086	34,867
	$3,723,619	$3,783,736	$3,536,695	$3,517,537	$3,459,654

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$36,436	$23,765	$11,834	$12,301	$33,671
Current portion of capital lease obligations	966	951	921	921	907
Accounts payable and accrued expenses	135,425	105,981	93,908	104,023	102,798
Other current liabilities	142,285	156,800	157,030	145,421	139,425
Total current liabilities	315,112	287,497	263,693	262,666	276,801
Long-Term Debt	748,704	1,027,496	861,096	910,156	895,689
Capital Lease Obligations	6,624	6,895	7,178	7,426	7,685
Deferred Income Taxes	575,440	565,321	543,075	530,825	515,455
Deferred Gains and Other Liabilities	111,848	122,041	111,939	111,714	121,796
Total liabilities	1,757,728	2,009,250	1,786,981	1,822,787	1,817,426
Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	356	326	326	325	324
Additional paid-in capital	1,182,023	966,895	962,990	959,092	956,457
Retained earnings	1,546,581	1,524,355	1,498,073	1,455,765	1,402,771
Shares held in treasury, at cost	(768,438)	(722,569)	(723,650)	(723,154)	(724,357)
Accumulated other comprehensive income (loss)	(3,260)	(3,577)	2,318	(5,614)	(5,045)
	1,957,262	1,765,430	1,740,057	1,686,414	1,630,150
Noncontrolling interests in subsidiaries	8,629	9,056	9,657	8,336	12,078
Total equity	1,965,891	1,774,486	1,749,714	1,694,750	1,642,228
	$3,723,619	$3,783,736	$3,536,695	$3,517,537	$3,459,654

SEACOR HOLDINGS INC.
EQUIPMENT BY LINE OF BUSINESS

	Dec. 31, 2009	Sep. 30, 2009	Jun. 30, 2009	Mar. 31, 2009	Dec. 31, 2008

Offshore Marine Services
Anchor handling towing supply	23	21	21	21	20
Crew	57	68	68	71	75
Mini-supply	11	11	12	15	16
Standby safety	25	24	24	28	29
Supply	27	27	28	28	27
Towing supply	13	13	13	13	14
Specialty	9	9	9	9	9
	165	173	175	185	190

Marine Transportation Services
U.S.-flag product tankers	8	8	8	8	8

Inland River Services
Inland river dry-cargo barges	1,395	1,385	959	962	977
Inland river liquid tank barges	87	87	87	87	86
Inland river deck barges	26	26	26	26	26
Inland river towboats	29	28	23	23	22
Dry-cargo vessel	1	1	1	1	—
	1,538	1,527	1,096	1,099	1,111

Aviation Services
Light helicopters – single engine	60	60	60	64	63
Light helicopters – twin engine	47	50	50	55	55
Medium helicopters	59	58	61	63	62
Heavy helicopters	8	9	8	6	7
	174	177	179	188	187

Harbor and Offshore Towing Services
Harbor and offshore tugs	31	31	33	35	35
Ocean liquid tank barges	6	6	3	3	3
	37	37	36	38	38